Exhibit 22.1

Issuers and Guarantors of Guaranteed Securities and Affiliate Securities Pledged as Collateral

CCO Holdings, LLC, a Delaware limited liability company (the “Company”) and each of the CCOH Obligor Subsidiaries (as defined below), have fully and unconditionally guaranteed on a joint, several, full and unconditional basis each of the debt securities listed below, unless such subsidiary is an issuer of the listed debt security. Such guarantees are secured by substantially all of the assets of the CCOH Obligor Subsidiaries, including a pledge of the equity interests of substantially all of the subsidiaries owned by Charter Operating and the other CCOH Obligor Subsidiaries (the “Pledged Equity Interests”).

Debt Securities Issued by Charter Communications Operating, LLC (“CCO”) and Charter Communications Operating Capital Corp. (“CCO Capital”), guaranteed by the Company and each of the CCOH Obligor Subsidiaries (as defined below, other than CCO and CCO Capital) and secured by the Pledged Equity Interests:

4.464% senior notes due July 23, 2022
Senior floating rate notes due February 1, 2024
4.500% senior notes due February 1, 2024
4.908% senior notes due July 23, 2025
3.750% senior notes due February 15, 2028
4.200% senior notes due March 15, 2028
5.050% senior notes due March 30, 2029
2.800% senior notes due April 1, 2031
2.300% senior notes due February 1, 2032
6.384% senior notes due October 23, 2035
5.375% senior notes due April 1, 2038
3.500% senior notes due June 1, 2041
6.484% senior notes due October 23, 2045
5.375% senior notes due May 1, 2047
5.750% senior notes due April 1, 2048
5.125% senior notes due July 1, 2049
4.800% senior notes due March 1, 2050
3.700% senior notes due April 1, 2051
3.900% senior notes due June 1, 2052
6.834% senior notes due October 23, 2055
3.850% senior notes due April 1, 2061

Debt Securities Issued by Time Warner Cable, LLC (“TWC”), guaranteed by the Company and each of the CCOH Obligor Subsidiaries (as defined below, other than TWC) and secured by the Pledged Equity Interests:

4.000% senior notes due September 1, 2021
5.750% sterling senior notes due June 2, 2031
6.550% senior debentures due May 1, 2037
7.300% senior debentures due July 1, 2038
6.750% senior debentures due June 15, 2039
5.875% senior debentures due November 15, 2040
5.500% senior debentures due September 1, 2041
5.250% sterling senior notes due July 15, 2042
4.500% senior debentures due September 15, 2042

Debt Securities Issued by Time Warner Cable Enterprises LLC (“TWCE”), guaranteed by the Company and each of the CCOH Obligor Subsidiaries (as defined below, other than TWCE) and secured by the Pledged Equity Interests:

8.375% senior debentures due March 15, 2023
8.375% senior debentures due July 15, 2033

“CCOH Obligor Subsidiaries”:

Bresnan Broadband Holdings, LLC
CCO NR Holdings, LLC
Charter Advanced Services (MO), LLC
Charter Communications, LLC
Charter Communications VI, L.L.C.
Charter Distribution, LLC
Charter Leasing Holding Company, LLC
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
Charter Procurement Leasing, LLC
DukeNet Communications, LLC
Marcus Cable Associates, L.L.C.
Spectrum Advanced Services, LLC
Spectrum Gulf Coast, LLC
Spectrum Mid-America, LLC
Spectrum Mobile Equipment, LLC
Spectrum Mobile, LLC
Spectrum New York Metro, LLC
Spectrum NLP, LLC
Spectrum Northeast, LLC
Spectrum Oceanic, LLC
Spectrum Originals Development, LLC
Spectrum Originals, LLC
Spectrum Pacific West, LLC
Spectrum Reach, LLC
Spectrum RSN, LLC
Spectrum Security, LLC
Spectrum Southeast, LLC
Spectrum Sunshine State, LLC
Spectrum TV Essentials, LLC
Spectrum Wireless Holdings, LLC
TC Technology LLC
Time Warner Cable Enterprises LLC
Time Warner Cable, LLC
TWC Administration LLC
TWC Communications, LLC
TWC SEE Holdco LLC